UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in a Current Report on Form 8-K dated July 11, 2025, filed with the United States Securities and Exchange Commission (the “SEC”) on July 16, 2025, Kelly M. Dilts resigned from her current role as Executive Vice President and Chief Financial Officer of Dollar General Corporation (the “Company”), effective August 28, 2025. On August 19, 2025, the Company’s Board of Directors (the “Board”) appointed Donny H. Lau, age 46, as Executive Vice President and Chief Financial Officer of the Company, effective October 20, 2025, and determined that Todd J. Vasos, age 63, the Company’s Chief Executive Officer and member of the Board, will assume the duties of principal financial officer immediately following Ms. Dilts’ departure and until the assumption of the role by Mr. Lau. Mr. Vasos will not receive additional compensation for such additional duties.

Mr. Lau, who has over six years of previous employment experience with the Company, has served as the Chief Financial Officer of Zaxby’s Franchising LLC since July 2023. Prior to Zaxby’s, Mr. Lau served in roles of increasing responsibility within the Company’s Finance organization, including Senior Vice President, Finance and Chief Strategy Officer (April 2023 to July 2023); Senior Vice President, Chief Strategy Officer (September 2022 to April 2023); Vice President, Investor Relations and Corporate Strategy (October 2019 to September 2022); and Vice President, Strategy and Corporate Development (March 2017 to October 2019). Prior to joining the Company in 2017, Mr. Lau served in various financial planning, investor relations and corporate strategy roles of increasing responsibility at Yum! Brands, Inc. from 2011 to 2017. He also served as Vice President, Investment Banking, with Morgan Keegan & Company from 2010 to 2011, and with Morgan Joseph from 2004 to 2010.

Mr. Lau will receive an annual base salary of $800,000, subject to annual adjustment. He also will be eligible for an annual cash incentive bonus under the Company’s annual Teamshare incentive plan, based on performance criteria and other terms established by the Compensation and Human Capital Management Committee of the Company’s Board (the “CHCM Committee”). His target annual cash bonus opportunity for fiscal year 2025 is 75% of his base salary (with any incentive payout to be pro-rated for the portion of the year in which Mr. Lau is employed by the Company). Subject to the terms and provisions, including accelerated vesting terms, as may be approved by the CHCM Committee at the time of grant, Mr. Lau will receive: (1) a fiscal year 2025 equity award with an estimated aggregate value of $2.5 million consisting of 50% restricted stock units (“RSUs”) vesting ratably over three years and 50% performance share units with a three-year performance period extending from the first day of the Company’s 2025 fiscal year through the last day of the Company’s 2027 fiscal year, based on adjusted ROIC performance as established by the CHCM Committee, and cliff vesting following the end of the performance period to the extent earned; and (2) a special inducement equity award with an estimated aggregate value of $2.5 million consisting of RSUs vesting 50% on each of the second and third anniversaries of the grant date. Further, Mr. Lau will receive a $900,000 cash signing bonus, payable in a lump sum upon hire and repayable if Mr. Lau voluntarily leaves the Company within two years following his hire date.

The Company intends to enter into an employment agreement with Mr. Lau (the “Employment Agreement”), to be effective upon his start date, in the form of Executive Vice President Employment Agreement previously filed by the Company on a Current Report on Form 8-K dated April 4, 2024, and filed with the SEC on April 8, 2024. The term of the Employment Agreement will extend through March 31, 2027, unless earlier terminated in accordance with the provisions of the Employment Agreement, subject to automatic month to month extensions for up to six months unless the Company gives written notice within the time frame set forth in the Employment Agreement that no extension or further extension, as applicable, will occur or unless certain other conditions specified in the Employment

Agreement occur. The Employment Agreement will provide for various customary business protection provisions, including non-competition, non-solicitation, non-interference, non-disparagement, and confidentiality and non-disclosure provisions, facilitates the implementation of the Company’s clawback policy, and will provide:

•	for a minimum annual base salary, which may be increased from time to time in the sole discretion of the Company;

•	that incentive compensation shall be determined and paid under the Company’s annual bonus program for officers, as it may be amended from time to time, at Mr. Lau’s applicable job grade level; and

•	for entitlement to receive executive perquisites, fringe and other benefits provided to officers at his job grade level under any of the Company’s plans and programs in effect from time to time and to participate in the various Company welfare benefit plans, practices and policies in place during the term of the Employment Agreement, to the extent allowed under and in accordance with their terms, and any other benefit plans the Company offers to similarly-situated employees from time to time during the term of the Employment Agreement (excluding plans applicable solely to certain officers in accordance with the express terms of such plans).

In addition, the Employment Agreement, subject to limited conditions set forth therein, will provide for the following severance benefits payable to Mr. Lau if the Company terminates him without cause (as defined in the Employment Agreement) or if he resigns from the Company either for good reason (as defined in the Employment Agreement) or within 60 days after the Company’s failure to offer to renew, extend or replace the Employment Agreement before, at or within six months after the end of its original term or any term provided for in a written renewal or extension of the original term (with limited exceptions outlined in the Employment Agreement): (1) continued base salary payments for 24 months (subject to timing and form of payment provisions set forth in the Employment Agreement); (2) a lump sum payment of two times the amount of the average percentage of target bonus paid to him under the Company’s annual bonus program with respect to the Company’s two most recently completed fiscal years preceding the fiscal year in which the termination date occurs multiplied by his target bonus level and base salary applicable immediately preceding the termination (subject to certain additional calculation provisions set forth in the Employment Agreement); (3) a lump sum payment equal to two times the annual contribution that would have been made by the Company in respect of the plan year in which the termination of employment occurs for his participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (4) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Form of Executive Vice President Employment Agreement (incorporated by reference to Exhibit 99 of the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2024).

Biographical information for Mr. Vasos can be found in the Company’s definitive proxy statement for its 2025 annual meeting of shareholders filed with the SEC on April 8, 2025, and is incorporated herein by reference.

2

There are no arrangements or understandings between Mr. Lau and any other persons pursuant to which he was selected to become Executive Vice President and Chief Financial Officer or between Mr. Vasos and any other persons pursuant to which he was selected to assume the duties of the principal financial officer on an interim basis, nor are there any family relationships between Mr. Lau, Mr. Vasos, and any of the Company’s directors or other executive officers. None of Mr. Lau, Mr. Vasos, or any of their respective related persons has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 20, 2025, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached as Exhibit 99 and is incorporated by reference into this Item 7.01.

The information contained within this Item 7.01, including the information in Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99	News release issued August 20, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

4